OncoSec Expands Relationship with Merck, Announces Clinical Collaboration to Evaluate Combination of ImmunoPulse® IL-12 and KEYTRUDA® (pembrolizumab) for Triple Negative Breast Cancer

SAN DIEGO – May 8, 2018 – OncoSec Medical Incorporated (OncoSec) (NASDAQ:ONCS), a company developing intratumoral cancer immunotherapies, has entered a clinical trial collaboration and supply agreement with Merck (known as MSD outside the United States and Canada) to evaluate the combination of OncoSec’s ImmunoPulse® IL-12 with Merck’s anti-PD-1 therapy KEYTRUDA® (pembrolizumab) in a Phase II clinical trial. The planned clinical trial will evaluate the safety and efficacy of the combination in patients with inoperable locally advanced or metastatic triple negative breast cancer (TNBC) who have previously failed at least one systemic chemotherapy or immunotherapy.

“We are pleased to initiate a second clinical trial collaboration with Merck – one of the world’s leading immuno-oncology companies – in late stage TNBC, a disease which has few treatment options,” said Daniel J. O’Connor, Chief Executive Officer of OncoSec. ” This collaboration is another example of OncoSec’s strategy to work with innovative immuno-oncology leaders, combining our ImmunoPulse® IL-12 program with checkpoint inhibitor therapies to advance the care of patients.”

Eligible patients for this Phase II study will be those with TNBC who have inoperable locally advanced or metastatic disease and progressed on at least one previous treatment of systemic chemotherapy or immunotherapy. Under the collaboration agreement, OncoSec will sponsor and fund the study and Merck will provide KEYTRUDA. Additional details of the collaboration were not disclosed.

OncoSec Medical Incorporated

OncoSec is a biotechnology company developing DNA-based intratumoral immunotherapies with an investigational technology, ImmunoPulse®, for the treatment of cancer. ImmunoPulse is designed to enhance the local delivery and uptake of DNA-based immune-targeting agents, such as plasmid encoded IL-12 (tavokinogene telseplasmid or “tavo”). In Phase 1 and 2 clinical trials, ImmunoPulse® IL- 12 has demonstrated a favorable safety profile, evidence of anti-tumor activity in the treatment of various solid tumors, and the potential to reach beyond the site of local treatment to initiate a systemic immune response. OncoSec’s lead program, ImmunoPulse IL-12, is currently in clinical development for metastatic melanoma and triple-negative breast cancer. The program’s current focus is on the significant unmet medical need in patients with melanoma who are refractory or have relapsed on anti-PD-1 therapies. In addition to tavo, the Company is also identifying and developing new immune-targeting agents for use with the ImmunoPulse platform. For more information, please visit www.oncosec.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “can,” “may,” “will,” “suggest,” “look forward to,” “potential,” “understand,” and similar references to future periods.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on management’s current preliminary expectations and are subject to risks and uncertainties, which may cause our results to differ materially and adversely from the statements contained herein. Potential risks and uncertainties that could cause actual results to differ from those predicted include, among others, the following: uncertainties inherent in pre-clinical studies and clinical trials, such as the ability to enroll patients in clinical trials and the risk of adverse events; unexpected new data, safety and technical issues; our ability to raise additional funding necessary to fund continued operations; and the other factors discussed in OncoSec’s filings with the Securities and Exchange Commission.

Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. OncoSec disclaims any obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

KEYTRUDA® is a registered trademark of Merck Sharp & Dohme Corp., a subsidiary of Merck & Co., Inc., Kenilworth, NJ, USA.

ImmunoPulse® is a registered trademark of OncoSec Medical Incorporated, San Diego, CA, USA.

CONTACT

Investor Relations:
Stern Investor Relations
Will O’Connor

Phone: (212) 362-1200
will@sternir.com

Media Relations:
Janine McCargo / David Schemelia

Tiberend Strategic Advisors, Inc.

Phone: 212-827-0020

jmccargo@tiberend.com

dschemelia@tiberend.com